Speedway Motorsports, Inc. Letterhead


                         SPEEDWAY MOTORSPORTS ANNOUNCES
                           PROPOSED PRIVATE PLACEMENT




                                                  CONTACT: Lauri Wilks
                                                           (704) 455-3239
                                                  --For Immediate Release


CONCORD, NC (June 27, 1997) -- Speedway Motorsports, Inc. (NYSE:TRK) intends to raise approximately $125 million pursuant to a private placement of senior subordinated notes, subject to market and other conditions. Speedway Motorsports will use the net proceeds to pay any indebtedness outstanding under its existing bank credit facility. Amounts used to pay such indebtedness may be reborrowed for general corporate purposes. The securities to be offered in the private placement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or applicable exemptions from registration requirements.



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